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                                                                 EXHIBIT 5.2



                     [LETTERHEAD OF TAPIA, LINARES Y ALFARO]


September 6, 2001.


Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
U.S.A.


                       Registration Statement on Form S-3
                           REGISTRATION NO. 333-62950


Dear Sirs:

In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by Carnival Corporation, a Panamanian corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the Act of the sale of
(i) $600,000,000 aggregate principal amount of the Company's 2% Convertible Senior Debentures due 2021 (the "Debentures") held by certain securityholders, and (ii) 15,400,000 shares (the "Shares") of the Company's Common Stock issuable upon conversion of the Debentures held by certain selling securityholders, plus such additional indeterminate number of shares as may become issuable upon conversion of the Debentures by reason of adjustment to the conversion price in certain circumstances.

The Debentures were issued under a First Supplemental Indenture (the "Supplemental Indenture"), dated as of April 25, 2001, between the Company and US Bank Trust National Association, as trustee (the "Trustee"), and an Indenture (the "Indenture"), dated as of April 25, 2001, between the Company and the Trustee. The Debentures and the Shares are hereinafter called, collectively, the "Securities."

In this connection we have examined (i) originals, photocopies or conformed copies of the Registration Statement, including the exhibits and amendments thereto, (ii) the Indenture and


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Carnival Corporation
Page 2


Supplemental  Indenture  filed as exhibits to the  Registration  Statement,  and
(iii) records of certain of the Company's corporate proceedings relating to, among other things, the issuance and sale of the Securities. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed. In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies. We have relied as to matters of fact upon certificates of officers of the Company.

In rendering the opinion set forth below, we have assumed that (i) the Indenture and the Supplemental Indenture have been duly authorized by the parties thereto other than the Company, and has been executed and delivered by the Trustee, and
(ii) the Indenture and the Supplemental Indenture do represent a valid and binding obligation of the Trustee under the laws of its jurisdiction of incorporation and the State of New York.

Based on the foregoing, we are of the opinion that:

1. The execution and delivery of the Indenture and the Supplemental Indenture, the performance of the Company's obligations hereunder, the execution, issuance and delivery of the Securities, as applicable, and the performance of the Company's obligations thereunder have been duly authorized by the Company.

2. The Debentures represent valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of their terms, the provisions of the Indenture and the Supplemental Indenture, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3. The Shares issuable upon conversion of the Debentures have been duly authorized and reserved for issuance and will be validly issued, fully paid and nonassessable, when issued upon conversion of the Debentures in accordance with the terms of the Debentures, the Indenture and the Supplemental Indenture.

4. Neither distributions to the holders of the Shares nor the interest paid on the Debentures will be subject to taxation under the laws of Panama. Also, the Company's income will not be subject to significant taxation under the laws of Panama, as long as the Company's income is produced outside the territory of the Republic of Panama.

We are members of the Bar of the Republic of Panama. We express no opinion as to matters of law other than the laws of the Republic of Panama.

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Carnival Corporation
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We hereby consent to the use of our name in the Registration Statement and in the Prospectus therein, and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

Yours very truly,


/s/ Mario E. Correa

Mario E. Correa

MEC/ocb